EXHIBIT 99.01
Chegg to Enter Rapidly Expanding Digital Language Learning Market with Acquisition of Busuu
Chegg expands its global TAM, adding a leading player in the fast growing $17 billion digital language learner market to its platform and enhances its current offering with language learning support for both students and professionals.

Chegg, Inc. (NYSE: CHGG), the leading student-first connected learning platform, announced today that it has entered into a definitive agreement to acquire Busuu, one of the leading language learning platforms which has reached over 120 million learners to date across more than 160 countries. Busuu provides courses in 12 different languages to over 500,000 paying subscribers.

“The addition of Busuu gives Chegg the unique opportunity to expand our business while also adding tremendous value to our existing users,” said Dan Rosensweig, President and CEO of Chegg. “It will allow us to drive further into international markets, as well as accelerate Busuu’s growth in the US market. Busuu’s team, who we have known for many years, are a great cultural fit. They have built an incredible learning service for the serious language learner, and we are excited to have them as part of Chegg.”

Founded in 2008 by Bernhard Niesner and Adrian Hilti, with offices in London, UK, and Madrid, Spain[1],   Busuu has established a vast and thriving community for language learning, with over 20,000 new registrations daily. Busuu is a content-rich education platform designed for those who are serious about learning a new language. Earlier this year, a study commissioned by Busuu, led by an academic at the University of Maryland, showed that users of Busuu will need on average 13 hours of study in a two-month period to move up one college semester (typically 90-105 hours of instruction).[2]  Busuu was also able to demonstrate significant improvements to spoken fluency for its learners. The company offers free and paid subscriptions on a monthly, annual, and bi-annual basis.[3]

Busuu is used by individuals across a broad age range, both in and out of formal education, and also provides corporate language training to hundreds of organizations. Its innovative approach combines self-paced courses developed by an in-house team of language experts with instant feedback from a global community of native speakers.[4] Last year, Busuu added live language tutoring, offering live group lessons and one-to-one sessions with language teachers.[5]

“Busuu has developed its own curriculum, regularly measures its efficacy, and has a community who support each other to reinforce learning. Like Chegg, they understand the value of on demand, self-paced courses, aimed directly at learner needs, and they have shown the ability to deliver at scale. We believe it is an excellent complement to Chegg Services, allowing us to add even more value to our users,” said Nathan Schultz, President of Learning Services at Chegg. “It also will enhance our ability to serve users year-round, including adult lifelong learners.”

“We are proud and excited to be joining the Chegg family, a world leading edtech company that puts students first. This partnership will give us an opportunity to leverage Chegg’s tremendous reach to fuel our expansion, particularly in the US,” said Bernhard Niesner, CEO & Co-founder of Busuu. “Our vision is to empower everyone in the world through languages, and we believe our relationship with Chegg will enable us to achieve this goal even faster.”

Busuu was the only UK company included in GSV Ventures’ 2020 Global Edtech 50, a list of the world’s most transformational growth companies in edtech.[6] Last year, Busuu won Language Learning App of the Year at the Edtech Breakthrough Awards.[7]

Chegg expects Busuu’s full year 2021 revenue to be approximately $45 million with year-over-year growth of greater than 20%. The $17 billion digital language market is expected to triple in size in the next five years.[8]

Chegg expects to acquire Busuu for approximately $436 million (€385 million) in an all-cash transaction subject to the terms and conditions of the definitive agreement. The acquisition, which was approved by the boards of directors of Chegg and Busuu, is expected to close early in the first quarter of 2022, subject to customary closing conditions.

About Chegg

Millions of people Learn with Chegg. We strive to improve educational outcomes by putting the student first. We support students on their journey from high school to college and into their career with tools designed to help them learn their course materials, succeed in their classes, save money on required materials, and learn the most in-demand skills. Our services are available online, anytime and anywhere. Chegg is a publicly held company based in Santa Clara, California and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation, statements regarding the expected completion and timing of the proposed transaction, Busuu’s expected revenue and growth, expected benefits and costs of the proposed transaction, management plans and strategy related to the proposed transaction, and statements that address the future business and financial performance of Chegg and Busuu, including those related to Chegg’s anticipated global TAM, expansion of Chegg’s offerings, and enhancement of services to users year-round, as well as Busuu’s anticipations regarding expansion and growth. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “propose,” “endeavor,” “will,” “should,” “future,” “transition,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance, and are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from any future results, performance or achievements. These risks and uncertainties include among other things, risks related to Chegg’s and Busuu’s ability to complete the transaction on the proposed terms or on the proposed timeline, the possibility that competing offers will be made, that conditions to the closing of the transaction may not be satisfied, or that the transaction may involve unexpected costs, liabilities or delays; other risks associated with executing business combination transactions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not be realized, risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company following completion of the proposed acquisition, disruption from the proposed acquisition making it more difficult to conduct business as usual, and the possibility that, if the combined company does not achieve the perceived benefits of the proposed acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of Chegg’s shares could decline; risks related to Chegg’s ability to implement its business strategy, domestically and internationally; the significant transaction costs associated with the proposed transaction; the potential litigation relating to Chegg or the proposed transaction; the risk that disruptions from the proposed transaction will harm Chegg’s or Busuu’s business, including current plans and operations; the ability of Chegg and Busuu to retain and hire key personnel; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; legislative, regulatory and economic issues and developments affecting Chegg’s and Busuu’s business, including internationally; the integration of the legal, regulatory and tax regimes under which Busuu operates; potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Chegg or Busuu’s financial performance, as well as Chegg’s response to any of the aforementioned factors. Other important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the effects of the COVID-19 pandemic on Chegg’s business and the economy generally; Chegg’s ability to attract new students, which have an inherently high rate of turnover primarily due to graduation; changes in search engine methodologies that modify Chegg’s search result page rankings, resulting in decreased student engagement on Chegg’s website; competition in aspects of Chegg’s business, and Chegg expects such competition to increase; Chegg’s ability to maintain its services and systems without interruption, including as a result of technical issues or cybersecurity threats; third-party payment processing risks; adoption of government regulation of education unfavorable to Chegg; the rate of adoption of Chegg’s offerings; mobile app stores and mobile operating systems making Chegg’s apps and mobile website available to students and to grow Chegg’s user base and increase their engagement; Chegg’s ability to expand internationally; colleges and governments restricting online access or access to Chegg’s website; Chegg’s ability to strategically take advantage of new opportunities; competitive developments, including pricing pressures and other services targeting students; Chegg’s ability to build and expand its services offerings; Chegg’s ability to develop new products and services on a cost-effective basis and to integrate acquired businesses and assets; the impact of seasonality on the business; Chegg's brand and reputation; the outcome of any current litigation and investigations; the ability of our logistics partner to manage the fulfillment processes; Chegg’s ability to effectively control operating costs; changes in Chegg’s addressable market; regulatory changes, in particular concerning privacy and marketing; any significant disruptions related to cybersecurity or cyber-attacks; changes in the education market, including as a result of COVID-19; and general economic, political and industry conditions. All information provided in this release is as of the date hereof and Chegg undertakes no duty to update this information except as required by law. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Chegg's Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission on February 22, 2021, and could cause actual results to vary from expectations.

[1] https://www.busuu.com/en/careers
[2] https://blog.busuu.com/2021-busuu-efficacy-study/
[3] https://www.busuu.com/en/premium
[4] https://business.busuu.com/
[5] https://blog.busuu.com/verbling-becomes-part-of-busuu/
[6] https://blog.busuu.com/busuu-ranked-global-edtech-50/
[7] https://blog.busuu.com/best-language-learning-app-award-2020/
[8] https://www.holoniq.com/notes/60b-d2c-language-learning-market-to-double-by-2025-led-by-digital-delivering-3x-growth/